Exhibit 99.1

Investor Relations: Peter Williams – pwilliams@saba.com – Tel. +1- 650 581-2600

Saba Announces Fourth Quarter and Fiscal 2005 Year End Financial Results

Annual License Revenues Grow 41% and Total Revenue Grows 22% Over Prior Year

Redwood Shores, Calif., June 30, 2005 – Saba (NASDAQ: SABA), a leading provider of human capital management (HCM) solutions, today reported financial results for its fourth quarter and year ended May 31, 2005.

Fourth Quarter Results

Saba completed its acquisition of THINQ Learning Solutions on May 5, 2005. Saba’s financial results include the results of THINQ from May 6 to May 31, 2005.

•	Total revenues in the fourth quarter were $12.0 million, representing an 18% increase compared to $10.2 million in the same quarter last year.

•	License revenue was $4.2 million, representing a 21% increase compared to $3.5 million in the fourth quarter of fiscal year 2004.

•	Maintenance and support revenue was $3.7 million, reflecting over a 97% renewal rate for the quarter and a 22% increase compared to $3.0 million in the fourth quarter of fiscal year 2004.

•	Professional services revenue was $4.1 million, representing an 11% increase compared to $3.7 million in the fourth quarter of fiscal year 2004.

•	Gross margins were 70% in the quarter compared to 71% in the same quarter of the prior fiscal year.

•	The net loss on a GAAP basis was $0.02 per share, or a loss of $396,000, compared to a loss of $0.16 per share, or $2.2 million, in the fourth quarter of fiscal year 2004. The net loss in the fourth quarter of fiscal year 2005 includes the effects of the THINQ acquisition.

•	Deferred revenue increased 31% to $12.5 million from $9.5 million at the end of the prior quarter.

•	Cash, cash equivalents and short-term investments of $15.4 million remained unchanged from the prior quarter.

•	Saba completed software deals for 33 customers in the quarter.

Fiscal Year 2005 Results

For the year ended May 31, 2005, Saba posted $42.2 million in total revenues, representing a 22% increase compared to $34.5 million in the prior fiscal year. The net loss on a GAAP basis improved to $0.21 per share, or a loss of $3.2 million, compared to $12.7 million or $0.95 per share in the prior fiscal year.

“Saba is entering fiscal year 2006 in a very strong position, having achieved over 40 percent license growth over the past year, including four consecutive quarters of total revenue growth,” said Bobby Yazdani, Saba’s Chairman and CEO. “In the past year, Saba completed deals with 109 enterprise customers. This year, we are expanding our reach to new and existing markets through our broader HCM offerings and additional alliances worldwide.”

Customer Successes in the Fourth Quarter of Fiscal Year 2005

•	EMC Corporation, a world leader in products, services, and solutions for information storage and its management, expanded its current use of Saba Learning and added Saba Content Management to manage and deliver a broad range of SCORM-compliant content to their extended enterprise of employees, partners and customers.

•	Wilkinson, one of the fastest growing independent retailers in the UK, chose to pilot Saba Enterprise 2005 to develop the skills of their newly hired employees, in support of its nationwide store expansion program.

•	The U.S. Office of Personnel Management’s (OPM) Center for Leadership Capacity Services (CLCS), which provides leadership development for government executives and their organizations, will use Saba Enterprise 2005 to manage the catalog, resources and payments associated with its world-class programs.

•	CEMEX, a leading global building solutions company based in Mexico, purchased additional licenses for its Saba Learning product, to support its growing employee base as it evolves its e-learning platform to new audiences and strengthens its continuous improvement corporate culture.

•	Toshiba Information Systems, a leading designer and manufacturer of digital, PC based and voice processing business communications systems in Japan, secured additional licenses for Saba Learning to support its new employee training program.

•	POWEREDCOM, whose fiber-optic network extends over 250 thousand kilometers nationwide in Japan, has licensed Saba Analytics to help analyze the effect of its learning program.

Additional Saba News From the Fourth Quarter of Fiscal Year 2005

•	IBM is utilizing Saba Enterprise 2005 as an element of IBM’s business transformation outsourcing offering. Additionally, Saba is enabling its integrated HCM suite on IBM’s middleware. The alliance provides customers world-class HCM and learning solutions globally.

•	Saba introduced Saba Talent, a succession management solution that enables organizations to do more than simply create a list of possible successors for a targeted job. Instead, Saba Talent allows organizations to manage and track the development of their talent pool at all levels of the organization, ensuring the acquisition of requisite skills and competencies.

•	Saba introduced Saba Content Management, a second-generation learning content management system (LCMS) designed for enterprise-wide content development and delivery. Unlike traditional LCMS solutions, Saba Content Management enables content development and delivery across the extended enterprise, supports multiple authoring tools, and provides deep integration into Saba Enterprise 2005, the company’s next generation HCM platform.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	Saba anticipates revenue for its first quarter of fiscal 2006 (August 31, 2005) to be in the range of $13.0 to $14.0 million.

•	Saba anticipates GAAP net earnings per share for its first quarter of fiscal 2006 (August 31, 2005) to range from breakeven to a loss of $0.03.

Conference Call

The company will host a conference call on fourth-quarter results at 2:00 p.m. PT on Thursday, June 30, 2005. The call will be available via Web cast at http://investor.saba.com or by dialing +1-612-332-1025.

A replay of the call will be available at http://investor.saba.com or by calling +1-320-365-3844 and entering code 783421, after 5:30 p.m. PT on June 30, 2005 through July 14, 2005, at 11:59 p.m. PT.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s business outlook, including anticipated revenue and per share earnings and loss, and statements regarding Saba’s market position, Saba’s ability to expand its reach through broader HCM offerings and alliances, the market acceptance of Saba’s recently introduced products, and the ability of partners to contribute to Saba’s revenues. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, the ability of Saba to successfully integrate the THINQ acquisition; fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements, potential software defects and the accuracy of Saba’s valuation of intangible assets acquired in the THINQ acquisition. Readers should also refer to the section entitled “Factors That May Affect Future Operating Results” on pages 23 through 30 of Saba’s Annual Report on Form 10-K/A dated October 27, 2004 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Year ended
	May 31, 2005	May 31, 2004	May 31, 2005	May 31, 2004
Revenues:
License	$4,248	$3,522	$13,846	$9,838
Services	7,774	6,693	28,363	24,633

Total revenues	12,022	10,215	42,210	34,471

Cost of revenues:
Cost of license	185	44	404	222
Cost of services	3,411	2,869	12,466	12,057
Amortization of acquired developed technology	—	97	—	401

Total cost of revenues	3,596	3,010	12,870	12,680

Gross profit	8,426	7,205	29,340	21,791

Operating expenses:
Research and development	2,152	2,456	9,349	9,972
Sales and marketing	4,897	5,542	17,673	17,947
General and administrative	1,730	1,170	5,274	4,357
Amortization (reversal) of deferred stock compensation and other stock charges	—	—	—	45
Amortization of purchased intangible assets	49	28	49	139
Settlement of litigation	—	—	—	1,701

Total operating expenses	8,829	9,196	32,345	34,161

Loss from operations	(402)	(1,991)	(3,005)	(12,370)
Interest (expense) income and other, net	10	(221)	(91)	(205)

Loss before provision for income taxes	(392)	(2,212)	(3,096)	(12,575)
Provision for income taxes	(3)	19	(143)	(108)

Net loss	$(396)	$(2,193)	$(3,239)	$(12,683)

Basic and diluted net loss per share	$(0.02)	$(0.16)	$(0.21)	$(0.95)

Shares used in computing basic and diluted net loss per share	16,483	13,493	15,688	13,411

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	May 31, 2005	May 31, 2004
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$15,408	$16,778
Accounts receivable, net	15,187	6,648
Prepaid expenses and other current assets	1,543	1,030

Total current assets	32,138	24,456

Property and equipment, net	975	1,040
Other assets	21,185	6,245

Total assets	$54,299	$31,741

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,975	$1,625
Accrued expenses	7,361	6,709
Deferred revenue	12,406	9,265
Short-term debt	—	3,500
Current portion of debt and lease obligations	2,296	752

Total current liabilities	27,038	21,851

Deferred revenue	51	179
Accrued rent	2,619	2,520
Debt and lease obligations, less current portion	3,583	671

Total liabilities	33,290	25,221

Stockholders’ equity:
Total stockholders’ equity	21,008	6,520

Total liabilities and stockholders’ equity	$54,299	$31,741

Includes a preliminary allocation of the purchase price to acquired assets and assumed liabilities, and is subject to change.